MANUFACTURING & DISTRIBUTION AGREEMENT

            THIS MANUFACTURING & DISTRIBUTION AGREEMENT ("Agreement") is made effective July 1, 1997, by and between LYONS PARTNERSHIP, L.P. ("Lyons"), and KIDEO PRODUCTIONS, INC. ("Kideo").

            WHEREAS, Kideo manufactures and distributes certain videos which are "personalized" by incorporating therein a child's image, spoken name and the like, and Kideo desires to obtain a license to manufacture and distribute such personalized videos which also incorporate the Barney(R) character and related characters, as more particularly described in Exhibit A, attached hereto and incorporated herein by reference (the "Videos"); and

            WHEREAS, Lyons desires to grant such license to Kideo on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1. TERM. The term of this Agreement shall commence on the date first set forth above and, unless earlier terminated pursuant to its provisions, shall continue through the date five (5) years thereafter (the "Term").

            2. TERRITORY. The rights granted to Lyons hereunder shall be only for the United States, and its territories, possessions and military bases worldwide, and Canada (collectively, the "Territory").

            3. LICENSE. On the terms and conditions set forth in this Agreement, Lyons hereby grants to Kideo and Kideo hereby accepts the exclusive license to manufacture (in the NTSC format only) and distribute the Videos set forth on Exhibit A for ultimate sale to the public, through all channels of distribution, only in the Territory. Within sixty (60) days following the one-year anniversary of Kideo's first release of the Videos, the parties shall negotiate in good faith regarding the potential grant of a license by Lyons to Kideo for additional tides for videos to be manufactured and distributed hereunder. On reaching agreement on each additional title, if any, an exhibit substantially in the form of Exhibit A shall be signed by the parties and attached hereto, and shall thereupon be deemed to be fully incorporated herein by reference, and all references herein to "Videos" shall thereafter be deemed to include that additional title.


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            4. MANUFACTURING.

                  (a) Delivery of Final Master. Lyons shall deliver to Kideo, on such date as mutually agreed by the parties, the final master of each basic title to be used for the manufacture of the Videos (each, a "Final Master"). Kideo shall bear all costs related to Lyons' production of each Final Master. Lyons shall provide to Kideo, for Kideo's approval, a production budget for each Final Master, which approval shall not be unreasonably delayed or withheld.

                  (b) Manufacture of Videos. Kideo shall manufacture and/or arrange for manufacture of the Videos by those vendors regularly used by Kideo, at Kideo's sole cost. In the event any such vendor is not a wholly-owned subsidiary of Kideo, Kideo shall, before authorizing such manufacture and before placing any orders with the proposed manufacturer, obtain Lyons' approval. Kideo shall then have the proposed manufacturer sign, in duplicate original, an agreement in the form of Exhibit B attached hereto ("Manufacturer's Agreement"). Kideo shall deliver the original copies of the Manufacturer's Agreement signed by Kideo and the proposed manufacturer to Lyons, and Kideo shall obtain Lyons' signature on the Manufacturer's Agreement before the manufacture of the Videos by the proposed manufacturer. Kideo shall arrange for all invoices for the manufacturing of the Videos to be sent directly to Kideo.

            5. MARKETING.

                  (a) Marketing Plan. Kideo shall provide to Lyons. for Lyons' reasonable approval, a plan for the marketing and distribution of the Videos (the "Marketing Plan"). Kideo shall not proceed with implementation of the Marketing Plan without the prior approval of Lyons, which shall not be unreasonably withheld. Lyons shall make good faith efforts to promptly respond to Kideo's submitted Marketing Plan (or any portion thereof); provided that, failure of Lyons to inform Kideo whether Lyons approves the Marketing Plan within thirty (30) days following receipt thereof shall constitute Lyons' disapproval.

                  (b) Implementation of Marketing Plan. On approval of the Marketing Plan and subject to the provisions of Paragraphs 10, 11 and 12 hereof, Kideo shall arrange for the design and production of packaging and marketing and promotional materials by those vendors regularly used in connection with Kideo's products, and the placement of any agreed on advertising of the Videos.

                  (c) Lyons' Marketing Services. Lyons shall make good faith efforts to make its marketing resources available to Kideo for assistance in Kideo's marketing of the Videos, including, but not limited to, inserting printed material regarding the Videos in the packaging for a minimum of four (4) new Lyons releases over a two-year period. Lyons shall also consider, in good faith, whether a Barney-appropriate


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"trailer" to educate consumers regarding the availability and features of the
Videos might be developed and included on select Barney home video titles.

                  (d) Premiums, promotions and giveaways. No Videos may be used as premiums, as part of promotions, or as giveaways without the prior written approval of Lyons. A detailed description of any such planned promotional or premium use of Videos, including, but not limited to, information about the quantity of merchandise involved and the purpose of the program, must be provided to Lyons. Failure to obtain prior written approval shall result in the obligation of Kideo to pay full royalties on all Videos given away, or used as premiums or in promotions.

                  (e) Marketing Costs. Kideo shall bear all marketing, promotional and advertising costs related to the Videos and shall arrange for all invoices therefor to be sent directly to Kideo.

            6. DISTRIBUTION

                  (a) Kideo Services. Kideo shall use its reasonable efforts to diligently and continuously manufacture, promote, market, sell and distribute (collectively, "Distribute") the Videos in commercially reasonable quantities throughout the Territory, beginning not later than the distribution date agreed upon by the parties and set forth on the pertinent exhibit hereto. Kideo shall Distribute the Videos in accordance with its customary policies and practices applicable to similar products, substantially in accordance with the Marketing Plan and subject to those approvals of Lyons as required herein.

                  (b) Fulfillment. Kideo shall maintain a number of staff and a quantity and quality of equipment sufficient to allow prompt fulfillment of reasonably anticipated orders.

                  (c) Distribution Costs. Kideo shall bear all distribution costs related to the Videos and shall arrange for all invoices therefor to be sent directly to Kideo.

            7. ROYALTIES.

                  (a) Calculation of Royalties. Kideo shall pay to Lyons as royalties (the "Royalties"):

                        (i) On each Video sold at Kideo's usual full direct
                  price ("Direct Price"), a sum equal to the following percentage of the Direct Price ("Direct Royalty"):

                        On the first 15,000 units of a given Video title- 7.5%;


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                        On units 15,001 through 50,000 of a given Video title
                        - 10%;

                        On units 50,001 through 100,000 of a given Video title - 12.5%; and

                        On all units in excess of 100,000 of a given Video title
                        - 15%.

                        (ii) On each Video sold to a retailer, cataloger, or
                  similar party at less than the Direct Price ("Retailer Price"), an amount equal to the Direct Royalty which would otherwise be payable, multiplied by the percentage obtained by dividing the Retailer Price by the Direct Price.

In no event shall the Royalties paid be less than the Minimum Royalty, as defined below. No costs incurred in the manufacture, sale, distribution, advertisement, or exploitation of the Videos shall be deducted from any Royalties payable to Lyons by Kideo. No deductions shall be made for uncollectible accounts. Except as expressly provided in this Agreement, no costs whatsoever shall be deducted for purposes of calculating the Royalties.

                  (b) Minimum Royalty Defined. "Minimum Royalty" shall mean the sum of $1.25 for each Video sold, regardless of whether sold at Direct Price or Retailer Price.

                  (c) Accrual. Royalties shall accrue upon the sale of the Videos regardless of the time of collection by Kideo. For purposes of this Agreement, the Videos shall be considered "sold" on the date when such Videos are billed, invoiced, shipped or paid for, whichever event occurs first.

            8. REPORTING AND PAYMENT

                  (a) Payments. Kideo shall pay to Lyons on a quarterly basis, within 45 days following the end of each calendar quarter, the Royalties due to Lyons for such period. Neither the expiration nor the termination of this Agreement shall relieve Kideo from its obligation to pay the Royalties due to Lyons as provided in this Paragraph.

                  (b) Statement. At the time of payment of Royalties, Kideo shall also furnish Lyons a statement of the number of each of the Videos sold during the immediately preceding period, the number sold at Direct Price, the number sold at Retailer Price and such other information as Lyons may reasonably require. Such statements shall be certified as true and correct by a duly authorized officer of Kideo. Any inconsistencies or mistakes in such statements or payments later discovered shall


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immediately be rectified and the appropriate payments made to Kideo or Lyons, as the case may be.

                  (c) Address for Payment. The statements and payments required pursuant to this Paragraph 8 shall be delivered to:

                         Lyons Partnership, L.P.
                         ATTN:__________
                         2435 N. Central Expressway, Suite 1600
                         Richardson, Texas 75080

            9. OWNERSHIP OF PROPRIETARY MATERIALS AND TECHNOLOGY.

                  (a) Lyons' Ownership. As between Lyons and Kideo, Lyons' ownership rights shall be as follows:

                        (i) The Barney, BJ(R) and Baby Bop(TM) dinosaur
                  characters and related characters that have been or may, in the future, be developed by Lyons and all related materials and rights, including, without limitation, all copyrights, trademarks and other proprietary rights therein are owned exclusively by Lyons (collectively, the "Proprietary Materials").

                        (ii) The Final Master, as delivered by Lyons to Kideo,
                  shall be owned exclusively by Lyons.

                        (iii) As incorporated into the Videos, the Proprietary
                  Materials shall be owned exclusively by Lyons.

                  (b) Kideo's Ownership. As between Lyons and Kideo, and subject to Lyons' ownership as set forth in subparagraph (a) above, Kideo shall own all proprietary rights in and to the technology used in "personalizing" the Videos with various children's images and spoken names.

                  (c) Image and Reputation. Neither party shall dispute the other's ownership rights, as between them, as set forth above. Neither party shall do or cause to be done anything that might adversely affect the image or reputation of the other party or such other party's products, characters, or proprietary materials. Kideo shall manufacture, sell, promote and distribute the Videos in an ethical manner and in accordance with the terms and intent of this Agreement.


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            10. APPROVALS AND QUALITY.

                  (a) General. All Videos or other materials utilizing any of the Proprietary Materials shall be manufactured, sold, distributed, and promoted subject to Section 5 hereof.

                  (b) Product Submissions and Approvals. Prior to the release of each title of the Videos to the market, Kideo shall deliver to Lyons one (1) copy of each such Video, together with the packaging and promotional materials for the Video, for the review and approval of Lyons, which approval shall not be unreasonably delayed or withheld. In addition, Kideo shall deliver to Lyons five
(5) copies of each title of the Videos, together with their packaging, at no cost to Lyons.

                  (c) Advertising Submissions and Approvals. Kideo may, subject to Lyons' prior approval, use textual and pictorial matter pertaining to and including the Proprietary Materials on such promotional, display and advertising material as may, in Kideo's reasonable judgment, promote the sale of the Videos.

                  (d) Damaged, Defective, Non-Approved or Non-Complying Items. Kideo shall not knowingly, nor shall it knowingly permit any third party to, sell, market, distribute or use, for any purpose whatsoever, any Videos or promotional and packaging material relating to the Videos which are damaged, defective, seconds or otherwise substandard, or fail to meet Lyons' trademark and copyright usage and notice requirements.

            11. ARTWORK, COPYRIGHT AND TRADEMARK NOTICES AND PROTECTION.

                  (a) Ownership of Artwork. Lyons shall own all copyrights, trademarks and other proprietary rights in the Proprietary Materials and any and all artwork and designs authorized for use hereunder by Kideo in connection with Distribution of the Videos which incorporates or otherwise includes any of the Proprietary Materials (the "Artwork"). Kideo agrees and acknowledges that any Artwork shall be a "work-made-for-hire" within the meaning of the United States Copyright Act and shall be owned in its entirety exclusively by Lyons. Lyons reserves for itself or its designees all rights to use any and all Artwork, without limitation. To the extent any Artwork created by Kideo or any other person or entity is not deemed to be a work-made-for-hire, Kideo hereby assigns to Lyons all copyrights, trademarks and other proprietary rights in such Artwork. Kideo agrees to execute or cause to be executed by any of its employees who participate in the creating of any such Artwork any additional documents proposed by Lyons to effectuate and confirm Lyons' sole and exclusive ownership of all copyrights, trademarks and other proprietary rights in and to such Artwork. Kideo warrants and represents that all contributions to the creation of Artwork shall be undertaken as works-made-for-hire for or on behalf of Lyons. If any third party makes or


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has made any contribution to the creation of the Artwork, Kideo shall, prior to any use of such Artwork, obtain from such party a full assignment of rights such that the foregoing assignment by Kideo shall vest full rights in Lyons.

                  (b) Notices. Kideo shall cause appropriate copyright and trademark notices or other indicia of Lyons' ownership to be imprinted on each of the Videos and all advertising, promotional, packaging and wrapping material which includes any of the Proprietary Materials. Matters relating to Lyons' trademarks, copyrights, and other notice elements, UPC symbols, cover layout and packaging elements shall be determined by Lyons, in its sole discretion.

                  (c) Protection. Kideo shall assist Lyons in the procurement, protection, and maintenance of Lyons' rights in and to the Proprietary Materials, including, but not limited to, cooperating in the preparation and filing and renewal of registered user applications, as necessary, in the Territory. Lyons may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the imitation, infringement or unauthorized use of the Proprietary Materials either in its own name or in the name of Kideo, or join Kideo as a party in the prosecution of such claims or suits. Kideo agrees to cooperate fully with Lyons in connection with any such claims or suits and undertakes to furnish full assistance to Kideo in the conduct of all proceedings in regard thereto, provided that, Lyons shall be solely responsible for all costs incurred in such regard. Kideo shall promptly notify Lyons in writing of any infringements or imitations or unauthorized uses by others of the Proprietary Materials of which Kideo becomes aware. Kideo shall not, without the prior written consent of Lyons, institute any suit or take any action on account of such infringements, imitations or unauthorized uses.

                  (d) Registration. In addition to those samples required to be delivered to Lyons pursuant to Paragraph 10(b), Kideo agrees to deliver to Lyons, as soon as available and free of cost, that number of the Videos, together with their packaging, wrapping material, sales information and similar material, as required for trademark or copyright registration purposes. Any copyrights or trademarks with respect to the Videos shall be procured by and for the benefit of Lyons and at Lyons' expense. Kideo further agrees to promptly provide Lyons with the date of the first use in commerce of the Videos and any other information required to effect such registrations.

            12. COMPLIANCE WITH GOVERNMENT AND INDUSTRY STANDARDS. Kideo represents and warrants that it will at all times comply with all federal, state and local laws, regulations, rules and guidelines, and all voluntary industry standards relating or pertaining to the design, manufacture, sale, advertising, distribution or use of the Videos. Kideo shall comply with any regulatory agencies which shall have jurisdiction over the Videos and shall procure and maintain in force any and all permissions, certifications and other authorizations from governmental and other official authorities that may be required in relation thereto.


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            13. BOOKS AND RECORDS.

                  (a) Maintenance, Inspection and Audit. Kideo shall keep, maintain and preserve, at Kideo's principal place of business, during the Term and for at least three (3) years thereafter, complete and accurate records and accounts covering all transactions relating to this Agreement. All such records and accounts shall be maintained in accordance with generally accepted accounting principles consistently applied. Such records and accounts shall be available for inspection and audit, including the taking of extracts or copies as Lyons deems necessary, at any time or times during reasonable business hours and on reasonable notice by Lyons or its nominees, but not more than once during each calendar year of the Term. Kideo agrees not to cause or permit any interference with any such inspection and audit.

                  (b) Effect of Exercise of Audit Rights. The exercise by Lyons, in whole or in part, at any time of the right to inspect and audit records and accounts or any other right granted herein, shall be without prejudice to any rights or remedies of Lyons and shall not preclude or prevent Lyons from thereafter disputing the accuracy of any statement or payment

            14. WARRANTIES AND REPRESENTATIONS. Kideo and Lyons each represents and warrants to the other as follows:

                  (a) It has full power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby;

                  (b) The making of this Agreement does not, and during the Term will not, violate or conflict with any other agreements, rights or obligations binding on or affecting it;

                  (c) This Agreement has been duly and properly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

                  (d) There is not pending or, to its knowledge, threatened against it any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency, official or arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability of this Agreement or its ability to perform its obligations under this Agreement.

            15. LYONS' ADDITIONAL REPRESENTATIONS. Lyons represents and warrants to Kideo that the Final Master, as delivered to Kideo, will not infringe on any patent, trademark, copyright or other proprietary right(s) of any third


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party, and that the Final Master does not contain any material which is defamatory or obscene.

            16. KIDEO'S ADDITIONAL REPRESENTATIONS. Kideo represents and warrants to Lyons that the "personalized" format of the Videos does not and will not infringe on any patent, trademark, copyright or other proprietary right(s) of any third party, and that neither the respective personalized elements of each of the Videos nor any adaptations of or changes made to the Final Master by Kideo will contain any material which is defamatory or obscene.

            17. TERMINATION. The following rights are without prejudice to any other rights which Lyons may have either pursuant to this Agreement, in law, equity or otherwise.

                  (a) Lyons' Immediate Right of Termination. Lyons shall have the right to immediately terminate this Agreement on written notice:

                        (i) If Kideo manufactures, sells, markets or distributes
                  any Videos containing or otherwise used in connection with the Proprietary Materials or promotional or packaging material relating thereto without Lyons' prior approval as provided for by this Agreement or continues to manufacture, sell, market or distribute any such Videos or promotional or packaging material relating thereto after receipt of notice from Lyons disapproving such items;

                        (ii) If Kideo fails to either (A) allow Lyons to inspect
                  Kideo's or its authorized manufacturers' facilities or (B) obtain prior authorization by Lyons of any third party manufacturers in accordance with Paragraph 4 of this Agreement;

                        (iii) If Kideo breaches any provision of this Agreement
                  relating to the unauthorized assertion of rights in the Proprietary Materials, including, without limitation, the distribution or sale of the Videos or the use of any promotional or packaging material which does not contain appropriate trademark and/or copyright notices;

                        (iv) If Kideo fails to obtain or maintain product
                  liability insurance as required by this Agreement;

                        (v) If Kideo breaches any provision of this Agreement
                  prohibiting Kideo from directly or indirectly arranging for the manufacture by third parties, assigning, transferring, sublicensing,


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                  delegating or otherwise encumbering this Agreement or any of its rights or obligations;

                        (vi) If Kideo fails to make timely payment of Royalties
                  or submissions of royalty statements when due two or more times during any twelve-month period; or

                        (vii) If Kideo or any of its officers, directors,
                  employees, agents or affiliates takes any action in connection with the manufacture, sale, distribution or advertising of the Videos or the promotional and packaging materials which damages or reflects adversely upon Lyons and/or the Proprietary Materials.

                  (b) Right to Terminate on Notice. Without prejudice to any other rights or remedies available to either party, either party may terminate this Agreement in the event of a material breach hereof by the other, effective on thirty (30) days' prior written notice; provided that, during such thirty
(30) day notice period, the party in breach fails to cure the breach to the reasonable satisfaction of the non-breaching party.

            18. EFFECT OF TERMINATION.

                  (a) Fulfillment of Pre-termination Orders. Neither Kideo or Kideo's successors or permitted assigns shall have any right whatsoever after the effective date of termination to manufacture, sell, ship, market, distribute or otherwise use the Videos. However, Kideo shall complete the manufacture and delivery of only such work-in-progress as is necessary to fill bonafide binding orders accepted by Kideo prior to the termination of this Agreement.

                  (b) Return of Final Master. Within ten (10) business days following the expiration or termination of this Agreement, Kideo shall (i) turn over the Final Master to Lyons, and (ii) give evidence satisfactory to Lyons of the destruction of all packaging materials. Lyons, at its election, shall have the right to have its representatives observe such destruction.

                  (c) Reversion of Rights. From and after the expiration or termination of this Agreement, all rights granted to Kideo under this Agreement shall forthwith revert to Lyons, and Kideo shall refrain from any use of the Proprietary Materials.

            19. INDEMNITY.

                  (a) Each party assumes liability for, and shall indemnify, defend, protect, save and hold the other harmless from and against, any and all claims,


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actions, suits, costs, liabilities, judgments, obligations, losses, penalties, damages and expenses (including reasonable legal fees and expenses) of whatsoever kind or nature arising out of any breach or alleged breach by such party of any of its warranties, representations, covenants or obligations made pursuant to this Agreement.

                  (b) To seek or receive indemnification hereunder:

                        (i) The party seeking indemnification must have promptly
                  notified the other of any claim or litigation of which it is aware to which the indemnification relates; and

                        (ii) The party seeking indemnification must have
                  afforded the other the opportunity to approve any compromise, settlement, litigation, or other resolution or disposition of such claim or litigation; provided that, if such other party fails reasonably to approve any such compromise, settlement, litigation or other resolution or disposition of such claim or litigation, such other party shall be obligated to defend any such claim or litigation for the benefit of the party seeking indemnification; and

                        (iii) The party seeking indemnification must cooperate
                  fully with the other in connection with defending such claim.

            20. INSURANCE. Kideo shall, at its own expense, obtain and maintain, during the Term and any applicable Sell-off Period, and for three (3) years thereafter, standard comprehensive general liability coverage for bodily injury, property damage and personal injury, from a qualified insurance carrier reasonably acceptable to Lyons. Said coverage shall include broad form contractual and product liability insurance, and shall be no less than Three Million United States Dollars ($3,000,000.00) per claim, and shall name Lyons as an additional insured. Kideo shall, promptly upon the execution of this Agreement, furnish Lyons a certificate of insurance stating thereon the limits of liability, the period of coverage, the parties insured (including Lyons and Kideo), and the insurer's agreement not to terminate or materially modify such insurance without notifying Lyons, in writing, at least thirty (30) days before such termination or modification. Coverage shall be on an occurrence basis. The existence of the product liability insurance shall not mitigate, alter or waive the indemnity provisions of Paragraph 19.

            21. NOTICES. All notices, requests, demands and communications required or permitted under this Agreement shall be in writing and shall be deemed delivered at the time of delivery if personally delivered or transmitted via facsimile with receipt confirmed, the next business day following deposit with a reputable courier service for overnight delivery, or five business days following deposit in the United States mail, addressed as follows:


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     If to Lyons:                            With a copy to:

         Lyons Partnership, L.P.             Lyrick Studios
         ATTN: Executive Vice President      ATTN: Vice President,
         Suite 1600                                Legal and Business Affairs
         2435 N. Central Expressway          Suite 1600
         Richardson, Texas 75080             2435 N. Central Expressway
         Facsimile: (972) 390-6001           Richardson, Texas 75080
                                             Facsimile: (972)390-6001

     If to Kideo:

         Kideo Productions, Inc.
         ATTN: Richard Bulman
         611 Broadway
         New York, New York 10012
         Facsimile: (212) 505-2142

Either party may from time to time change its address by written notice to the other specifying a new address.

            22. INDEPENDENT CONTRACTOR. Kideo is an independent contractor and not an agent, partner, joint venturer, franchisee, affiliate or employee of Lyons. No fiduciary or franchise relationship exists between the parties. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other, its agents or employees. Neither party shall have the authority to obligate or bind the other party in any manner. Lyons has no proprietary interest in Kideo and has no interest in the business of Kideo, except to the extent set forth in this Agreement.

            23. BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

            24. CONFIDENTIALITY. Each party may, during the Term of this Agreement, have access to certain procedures, technical data, proprietary information and trade secrets of the other party and its affiliates (collectively, the "Confidential Information"). Neither party shall use, disclose or otherwise permit any person or entity access to any of the Confidential Information; provided that, it may disclose such portions of the Confidential Information to its agents or employees who have a reasonable need to know such information in connection with its performance hereunder. Each party understands that it is not allowed to sell, license or otherwise exploit any products or services which embody, in whole or in part, any Confidential Information.


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            25. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE LEGAL
RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED AND LITIGATED IN THE DISTRICT COURTS OF THE STATE OF TEXAS, LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OR, IF JURISDICTIONALLY SUFFICIENT, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS THE PERSON OF SUCH PARTY TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            26. SEVERABILITY; HEADINGS. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. If any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist. Headings of paragraphs herein are for convenience only and are without substantive significance.

            27. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations, understandings, undertakings, representations or warranties, whether oral or written, with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

            28. FORCE MAJEURE. Neither Lyons nor Kideo shall be liable for failure to perform resulting, directly or indirectly, from or contributed to by reason of fire, flood, epidemic, earthquake, explosion, accident, or other act of God ("Force Majeure"), or by virtue of war, blockade, embargo, act of a public enemy, civil disturbance, labor dispute (or threatened dispute), strike lockout, inability to secure sufficient labor, essential commodities, necessary equipment or adequate transportation facilities, applicable law, or any other disruptive events beyond such party's reasonable control; provided that, if a party's failure to perform continues for more than ninety (90) days, the other party shall have the right, upon written notice, to terminate this Agreement.


Manufacturing and Distribution Agreement
Between Lyons Partnership, L.P. and Kideo Productions, Inc.

            29. RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other available remedies.

            30. AMENDMENT; WAIVER. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Paragraph 30.

      IN WITNESS WHEREOF, Kideo and Lyons have caused this Agreement to be executed by their authorized representatives effective as of the date first set forth above.

KIDEO PRODUCTION, INC.              LYONS PARTNERSHIP, L.P.


/s/ Richard Bulman                  By: /s/ Timothy A. Clott
--------------------------              ------------------------------
Richard Bulman                      Timothy A. Clott
Chief Executive Officer             Executive Vice President


Manufacturing and Distribution Agreement
Between Lyons Partnership, L.P. and Kideo Productions, Inc.

                                    EXHIBIT B

                            MANUFACTURER'S AGREEMENT

      THIS MANUFACTURER'S AGREEMENT is made pursuant to the Manufacturing & Distribution Agreement ("Agreement") between LYONS PARTNERSHIP, L.P. ("Lyons") and the undersigned KIDEO PRODUCTIONS, INC. ("Kideo"), a copy of which is attached hereto and made a part hereof.

________________________________ (full name) at ________________ (principal address) ("Manufacturer") desires to manufacture and sell to Kideo the following Videos bearing certain of Lyons' Proprietary Materials: _______________________ (the "Videos"). Such Videos shall be manufactured only at (full address):
___________________________________. In consideration of Lyons' approval of the manufacture by Manufacturer of the Videos utilizing the Proprietary Materials listed in Paragraph 9 of the Agreement at the locations listed above, the parties agree as set forth below.

      1. Manufacturer acknowledges the validity of and Lyons' sole title to the Proprietary Materials. Manufacturer agrees that its right to manufacture the Videos utilizing the Proprietary Materials is in all respects subject to the terms and conditions in the Agreement, including, but not limited to, the termination provisions and restrictions on the use of the Proprietary Materials. Manufacturer agrees that the provisions of the Agreement shall take precedence over and supersede any agreements between Kideo and Manufacturer.

      2. Manufacturer and Kideo acknowledge that Manufacturer's manufacture of any Videos is subject to Lyons' prior written approval, and may not proceed prior to Lyons' execution of this Agreement.

      3. Manufacturer will (a) not manufacture the Videos to the order of anyone other than Kideo; (b) invoice only Kideo; (c) not ship to anyone other than Kideo; and (d) not manufacture after the expiration, or (if applicable) the earlier termination of the Agreement. Manufacturer agrees that its manufacture of Videos shall give Manufacturer no right to use the Proprietary Materials in any manner whatsoever or to sell Videos utilizing the Proprietary Materials except as specifically provided in this Agreement and/or beyond the expiration or (if applicable) the earlier termination of the Agreement.

      4. Manufacturer will not subcontract manufacture of any of the Videos or any component thereof utilizing the Proprietary Materials.

      5. Manufacturer will not manufacture any merchandise or other materials whatsoever utilizing the Proprietary Materials, other than the Videos.

Exhibit B to Manufacturing and Distribution Agreement
Between Lyons Partnership, L.P. and Kideo Productions, Inc.
Page 1 of 3

                                   EXHIBIT A

                                    PROGRAMS

Personalized videos manufactured from the Final Master of the base title -- "My Birthday With Barney"

Agreed Distribution Date: ______________________


Exhibit A to Manufacturing and Distribution Agreement
Between Lyons Partnership, L.P. and Kideo Productions, Inc.

      6. Without in any way limiting the terms and provisions of the Agreement, Manufacturer shall:

            (a) use only materials certified by the United States and/or applicable state or other municipal agencies as acceptable for importing into and distribution and use within and throughout the United States;

            (b) use only materials and processes which meet or exceed any and all applicable safety, quality, performance and flammability requirements of the United States, each state of the United States and industry standards and guidelines; and

            (c) perform all inspections and testing necessary to ensure that all Videos manufactured and sold pursuant to this Agreement meet or exceed all of the foregoing requirements, standards and guidelines.

      7. Manufacturer will permit Kideo and/or Lyons' authorized representatives at any time to inspect Manufacturers activities, premises, accounting books and invoices relevant to Manufacturers manufacture and supply of the Videos.

      8. Manufacturer will keep confidential its manufacture of the Videos, including, without limitation, Manufacturer will not publish or cause the publication of pictures or other representations of any of the Videos and/or the Proprietary Materials in any publication or promotional material, nor advertise that Manufacturer is permitted to manufacture the Videos.

      9. Upon notification of the expiration or termination of the Agreement, Manufacturer will immediately cease manufacturing the Videos and immediately destroy any and all copies, molds, plates, engravings and/or other devices used to manufacture the Videos or any component thereof and/or reproduce the Proprietary Materials, as well as any Videos or any component thereof remaining in Manufacturer's possession, and deliver to Lyons a written certificate of destruction signed by an officer or principal of Manufacturer.

      10. Nothing herein will be construed so as to make Manufacturer a party to or third party beneficiary of the Agreement and Manufacturer will look solely to Kideo for payment and/or other compensation in respect of the manufacture of the Videos. It is specifically acknowledged that this Agreement is not and shall not constitute a license from Lyons to Manufacturer, and Manufacturer shall derive no rights hereunder to manufacture any products whatsoever utilizing the Proprietary Materials or any of Lyons' proprietary rights except as expressly provided pursuant to this Agreement. Manufacturer will have no claim against and hereby releases Lyons in respect of any such payment and/or any Videos and/or the Agreement Furthermore, if Kideo's rights to use the Proprietary Materials expire or terminate, Manufacturer agrees to make no claim against Lyons for any reason whatsoever.


Exhibit B to Manufacturing and Distribution Agreement
Between Lyons Partnership, L.P. and Kideo Productions, Inc.

      11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE TRIED AND LITIGATED ONLY IN THE DISTRICT COURT OF THE STATE OF TEXAS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, OR IF JURISDICTIONALLY SUFFICIENT, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS THE PERSON OF SUCH PARTY TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. MANUFACTURER IRREVOCABLY APPOINTS__________________ (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT _______________, AS ITS AGENT UPON WHOM PROCESS AGAINST IT MAY BE SERVED.


                                           -----------------------------------
LYONS PARTNERSHIP, L.P.                    MANUFACTURER
By Rhenclid, Inc., Its General Partner


By:                                        By:
   --------------------------------           --------------------------------
   Timothy A. Clott                        Printed Name:
   Executive Vice President                             ----------------------
                                           Title:
                                                 -----------------------------
Date:                                      Date:
     ------------------------------             ------------------------------


                                           KIDEO PRODUCTIONS, INC.


                                           By:
                                              --------------------------------
                                           Printed Name:
                                                        ----------------------
                                           Date:
                                                ------------------------------

Exhibit B to Manufacturing and Distribution Agreement
Between Lyons Partnership, L.P. and Kideo Productions, Inc.
Page 3 of 3